Exhibit 15.1

The Board of Directors and Stockholders
Maverick Tube Corporation

We are aware of the incorporation by reference in the Registration Statements (Form S-3 No. 333-106976, Form S-3 No. 333-103355, Form S-3 No. 33-56568, Form
S-3 No. 333-61292,  Form S-3 No.  333-42144,  and Form S-3 No. 333-83478) and in
the related Prospectuses of Maverick Tube Corporation and in the Registration Statements (Form S-8 No. 33-89526, Form S-8 No. 333-52621, Form S-8 No.
333-30696, and Form S-8 No. 333-46740) pertaining to the Maverick Tube Corporation Amended and Restated 1990 Stock Option Plan, the Maverick Tube Corporation 1994 Stock Option Plan, the Maverick Tube Corporation Director Stock Option Plan, the Maverick Tube Corporation 1999 Director Stock Option Plan, and the Amended and Restated Prudential Steel Ltd. Stock Option Plan of Maverick Tube Corporation of our reports dated May 5, 2003, August 4, 2003 and November 7, 2003 relating to the unaudited condensed consolidated interim financial statements of Maverick Tube Corporation that are included in its Forms 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003.

                                            /s/ Ernst & Young LLP

November 7, 2003
St. Louis, Missouri